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                                  EXHIBIT 3(i)

              CERTIFICATE OF INCORPORATION OF MECH FINANCIAL, INC.


     FIRST:  Corporate Name.  The name of the Corporation is Mech Financial,
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Inc. The principal office of the Corporation shall be located in the City of
Hartford, County of Hartford and State of Connecticut.

     SECOND:  Powers.  The nature of the business to be transacted, and the
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purposes to be promoted, carried out or engaged in by the Corporation are the following activities:

     (A) To acquire, invest in, or hold stock in any subsidiary permitted under the Bank Holding Company Act of 1956 or Sections 36a-180 et seq. of the
                                                              -- ---
     Connecticut General Statutes, as such statutes may be amended from time to time, and to engage in any other enterprise or activity which may be lawfully conducted by a bank holding company under said statutes; and

     (B) To engage generally in any business that may be conducted and carried on by a corporation organized under the Connecticut Business Corporation Act.

     THIRD:  Capital Stock.  The amount of the capital stock of the Corporation
             -------------
hereby authorized is sixteen million (16,000,000) shares, consisting of fifteen million (15,000,000) shares of Common Stock, par value $0.01 per share, and one million (1,000,000) shares of Serial Preferred Stock, par value $0.01 per share.

     A description of the different classes and series of the Corporation's capital stock and a statement of the powers, designations, preferences, limitations and relative rights of the shares of each class of and series of capital stock are as follows:

          A.   Common Stock.  Except as provided in this Article Third (or in
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any resolution or resolutions adopted by the Board of Directors pursuant hereto), the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of directors. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all other shares of Common Stock.

          Whenever there shall have been paid, or declared and

                                      21.
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set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends or sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

          In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the Common Stock in the event of liquidation, dissolution or winding up of the Corporation the full preferential amounts of which they are respectively entitled, the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

          B.   Serial Preferred Stock.  The Board of Directors of the
               ----------------------
Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article Third, to provide by resolution for the issuance of Serial Preferred Stock in series, including convertible preferred Stock, and by filing a certificate pursuant to the applicable law of the State of Connecticut, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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          (3)  Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, including but not limited to providing voting rights that are more or less heavily weighted than other series of Preferred Stock and/or of Common Stock.

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) Any other relative rights, preferences, and limitations of that series.

     To the extent that this Certificate of Incorporation does not fix or determine the terms, limitations and relative rights and preferences of any shares of Preferred Stock, or does not establish series and fix and determine the variations as among series, the Board of Directors shall have the authority to do so from time to time.

     FOURTH:  Quorum.  Unless otherwise provided in this Certificate of
              ------
Incorporation or in the bylaws of the Corporation, to constitute a quorum for the transaction of business on any matter at a meeting of the shareholders, there must be present, in person or by proxy, a majority of the shares of voting stock of the Corporation entitled to vote

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thereon.  The shareholders present at a duly held meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

     FIFTH:  Directors; Bylaws.  All the powers of the Corporation, insofar as
             -----------------
the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors. Any shareholder action effecting an amendment or repeal of or an adoption of a provision inconsistent with the Corporation's Bylaws shall require (i) the affirmative vote of the holders of not less than sixty percent (60%) of the voting power of the issued and outstanding shares entitled to vote for the election of Directors, and (ii) if there is an Interested Shareholder (as defined in Articles Seventh or Thirteenth hereof), the affirmative vote of not less than sixty percent (60%) of the voting power of the issued and outstanding shares entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder.

     The business, property and affairs of the Corporation shall be managed by and under the direction of its Board of Directors. The number of directors shall be not less than seven (7) and not more than fifteen (15) as fixed from time to time by the Board of Directors pursuant to the Corporation's Bylaws, except as a greater number may be required to give effect to the rights of the holders of the Preferred Stock or any series thereof to elect additional Directors.

     The Board of Directors, other than those who may be elected by the holders of Preferred Stock or any series thereof, shall be divided into three classes, as nearly equal in number as possible. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following their year of election. Each director shall hold office until his successor shall have been duly elected and qualified. The election of directors need not be by ballot unless the Bylaws so provide. No decrease in the number of directors shall shorten the term of any incumbent director.

                                      24.
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     The names of those persons of each class to serve initially on the Board of
Directors and the year of expiration of their respective initial terms (which should expire on the date of the annual meeting in the year shown below) shall be as follows:

          Class One:   2000

               Alfred R. Rogers
               Richard C. Booth
               Barbara Brown Zikmund

          Class Two:   1998

               David Freeman
               Kevin A. North
               Robert G. Rayve
               John L. Way 2nd


          Class Three:   1999

               Edgar C. Gerwig
               John J. Meehan
               Donald K. Wilson, Jr.


     The terms, classifications, qualifications, and election of the Board of Directors, and the method of filling vacancies thereon shall be as provided herein and in the Bylaws.

     SIXTH:  Business Combinations.  The shareholder vote required to approve
             ---------------------
any Business Combination shall be as set forth in this Article Sixth. The term "Business Combination" is used as defined in Section B of this Article Sixth. All other capitalized terms used in this Article Sixth not otherwise defined in this Article Sixth or elsewhere in this Certificate of Incorporation are used as defined in Section D of this Article Sixth, provided however, that capitalized terms defined in this Article Sixth shall, for purposes of this Article Sixth, be used as defined herein.

     A.   Higher Vote for Business Combinations.  In addition to any affirmative
          -------------------------------------
vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section C of this Article Sixth;

          1. any merger or consolidation of the Corporation or any Subsidiary with (a) any Interested Shareholder or (b) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger or consolidation

                                      25.
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would be, an Affiliate or Associate of an Interested Shareholder that was an
Interested Shareholder prior to the transaction; or

          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the usual and regular course of business, in one transaction or a series of transactions in any twelve-month period to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate book value as of the end of the Corporation's most recent fiscal quarter of ten percent (10%) or more of the total Market Value of the outstanding shares of the Corporation or of its retained earnings as of the end of its most recent fiscal quarter; or

          3. the issuance or transfer by the Corporation or any Subsidiary in one transaction or a series of transactions of any equity securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent (5%) or more of the total Market Value of the outstanding shares of the Common Stock of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe to or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock of the Corporation or any other method affording substantially proportionate treatment to the holders of Voting Stock; or

          4. the adoption of any resolution for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries; or

          5. any reclassification of securities, including any reverse stock split, or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its Subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent (5%) or more of the total number of outstanding shares, the proportionate amount of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested

                                      26.
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Shareholder, other than the Corporation or any of its Subsidiaries;

shall first be approved by the Board of Directors and then be approved by the affirmative vote of (i) the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock of the Corporation, and (ii) the holders of at least two-thirds (2/3) of the voting power of the then outstanding shares of Voting Stock, exclusive of any shares of Voting Stock held by or on behalf of such Interested Shareholder or any Affiliate or Associate of such Interested Shareholder. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in any agreement with any national securities exchange, or otherwise.

     B.   Definition of "Business Combination".  The term "Business Combination"
          ------------------------------------
as used in this Article Sixth shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article Sixth.

     C.   When Higher Vote is Not Required.  The provisions of Section A of this
          --------------------------------
Article Sixth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, or otherwise, if in the case of any Business Combination defined in paragraph 1 of Section A of this Article Sixth the conditions specified in either of the following paragraphs 1 or 2 are met, or in the case of any other Business Combination the condition specified in the following paragraph 1 is met:

          1.   Approval by Board of Directors.  If such Business Combination
               ------------------------------
involves transactions with a particular Interested Shareholder or its existing or future Affiliates, or Associates, such Business Combination shall have been approved by a resolution of the Board of Directors at any time prior to the time that the Interested Shareholder first became an Interested Shareholder.

          2.   Price and Procedure Requirements.  All of the following
               --------------------------------
conditions shall have been met:

            (a) The aggregate amount of the cash and the Market Value as of the Valuation Date of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this paragraph (a) shall be required to be met with

                                      27.
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     respect to all shares of Common Stock outstanding, whether or not the
     Interested Shareholder has previously acquired any shares of the Common Stock):

               (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it (a) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

               (ii) the Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher; or

               (iii)          the price per share equal to the Market Value per
                         share of Common Stock determined pursuant to subsection
                         (a)(ii) hereof, multiplied by the fraction of (1) the highest per share price, including any brokerage commission, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, over
                         (2) the Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of Common Stock.

           (b) The aggregate amount of the cash and the Market Value as of the Valuation Date of the consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than the Common Stock, shall be an

                                      28.
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     amount at least equal to the highest of the following:

               (i) the highest per share price including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of such class or series of Voting Stock acquired by it
                         (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it becomes an Interested Shareholder, whichever is higher; or

               (ii) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

               (iii)          the Market Value per share of such class or series
                         of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

               (iv) the price per share equal to the Market Value per share of such class or series of stock determined pursuant to subsection (b)(iii) hereof multiplied by the fraction of (1) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of any class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of the same class or series of Voting Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of the same class or series of Voting Stock.

                                      29.
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          (c) The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

          (d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:
     (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock, except as necessary to reflect any subdivision of the Common Stock; and there shall have been an increase in such annual rate of dividends as necessary to reflect any reclassification including any reverse stock split, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which resulted in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

     The provisions of subdivisions (d)(i) and (d)(ii) of this subsection do not apply if no Interested Shareholder and no Affiliate or Associate of any Interested Shareholder voted as a director of the Corporation in a manner inconsistent with such subdivisions and the Interested Shareholder, within ten
(10) days after any act or failure to act inconsistent with such subdivisions, notifies the Board of Directors of the Corporation in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

            (e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its

                                      30.
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     Subsidiaries, whether in anticipation of or in connection with such
     Business Combination or otherwise.

              (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, or any subsequent provisions replacing such Act, rules or regulations, shall be mailed to the shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination, whether or not such proxy or registration statement is required to be mailed pursuant to such Act or subsequent provisions.

     D.   Definitions.  For the purposes of this Article Sixth:
          -----------

          1. "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.

          2. "Associate", when used to indicate a relationship with any person, means: (1) any domestic or foreign corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its Affiliates.

          3. "Beneficial Owner", when used with respect to any Voting Stock, means a person:

          (a) which, or any of its Affiliates or Associates of which, beneficially owns Voting Stock directly or indirectly; or

          (b) which has (i) the right to acquire Voting Stock, whether such right is exercisable immediately or only after passage of time, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or
     (ii) the right to vote or direct the voting of Voting Stock pursuant to any agreement,

                                      31.

     arrangement or understanding; or (iii) the right to dispose of or to direct the disposition of Voting Stock pursuant to any agreement, arrangement or understanding; or

          (c) which, or any of its Affiliates or Associates of which, has an agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

          4. "Interested Shareholder" means any person, other than the Corporation or any Subsidiary, who or which:

          (a) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

          (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the combined voting power of the then outstanding Voting Stock; or

          (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any person described in
     (i) or (ii) above, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving one of the following: a public offering within the meaning of the Securities Act of 1933, a transfer of shares on the open market, or a transfer of shares made with the approval of the Connecticut Banking Commissioner.

          5. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 4 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section D, but shall not include any other shares of Voting Stock which may be issuable to persons other than the person in question pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          6. "Market Value" as of any date means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a

                                      32.
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share of such stock on the composite tape for New York Stock Exchange-Listed
Stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid or last sale quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith; and
(b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Board of Directors in good faith.

          7. A "person" means any natural person, company, partnership, trust, unincorporated organization or other entity, and any two or more of the foregoing acting together or in concert.

          8. "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

          9. "Valuation Date" means: (a) for a Business Combination voted on by shareholders, the latter of the day prior to the date of the shareholders vote or the date twenty (20) days prior to the consummation of the Business Combination; and (b) for a Business Combination not voted upon by the shareholders, the date of the consummation of the Business Combination.

          10. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

          11. In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraph B(i) and B(ii) of Section 3 of this Article Sixth shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

     E.   Powers of the Board of Directors.  A majority of the Board of
          --------------------------------
Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them

                                      33.
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after reasonable inquiry, all facts necessary to determine compliance with this
Article Sixth, including without limitation (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person; (3) whether a person is an Affiliate or Associate of another; and (4) whether the requirements of paragraph 2 of Section C have been met with respect to any Business Combination; and the good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Sixth.

     F.   No Effect on Fiduciary Obligations of Interested Shareholders.
          -------------------------------------------------------------
Nothing contained in this Article Sixth shall be construed to relieve the Board of Directors or any Interested Shareholder from any fiduciary obligation imposed by law.

     SEVENTH:  Special Meeting of Shareholders.  Special meetings of
               -------------------------------
Shareholders may be called at any time but only by the Chairman, the President or a majority of the Board of Directors of the Corporation, unless otherwise required by law.

     EIGHTH:  Vacancies on the Board.  A vacancy on the Board of Directors may
              ----------------------
be filled by a concurring vote of a majority of the Directors remaining in office even though the number of Directors at the meeting may be less than a quorum and even though such majority may be less than a quorum. Any Director elected in accordance with the preceding sentence shall hold office until the next meeting at which Directors are elected and until such Director's successor shall have been elected and qualified or until there is a decrease in the number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     NINTH:  Director Liability.  The personal liability to the Corporation or
             ------------------
its shareholders of a person who is or was a director of the Corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (1) involve a knowing and culpable violation of law by the director, (2) enable the director or an associate, as defined in subdivision (3) of Section 33-843 or any similar successor provision of the Connecticut General Statutes, to receive an improper personal economic gain, (3) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (4)

                                      34.

constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (5) create liability under Section 33-757, as amended, or Section 36a-58 of the Connecticut General Statutes. This paragraph shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this paragraph or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

     TENTH:  Removal of Directors.  Any Director may be removed from office at
             --------------------
any time for cause by the affirmative vote of at least two-thirds (2/3) of the Directors then in office.

     ELEVENTH:  Nominations for Director.  Not less than twenty (20) days
                ------------------------
advance notice of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws.

     TWELFTH:  Action By Shareholders.  Any action required or permitted to be
               ----------------------
taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

     THIRTEENTH: Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this Article Thirteenth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Third of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law

                                      35.

or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

     For the purposes of this Article Thirteenth:

     A. A "person" shall mean any individual, firm, corporation or other entity.

     B. "Interested Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which

     (i) is the beneficial owner, directly or indirectly, of three percent or more of the class of securities to be acquired; or

     (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of three percent or more of the class of securities to be acquired; or

     (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

     C. A person shall be a "beneficial owner" of any security of any class of the Corporation

     (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

     (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement

                                      36.

     or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

     (iii) which are beneficially owned, directly or indirectly, by any person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any security of any class of the Corporation.

     D. For the purposes of determining whether a person is an Interested Securityholder pursuant to paragraph B of this Article Thirteenth, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this Article Thirteenth, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect as of the date hereof.

     F.    "Equity Security" shall have the meaning ascribed to such term in
Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect as of the date hereof.

     FOURTEENTH:  Approval for Certain Acquisitions and Offers to Acquire Voting
                  --------------------------------------------------------------
Stock.  No person, acting singly or together with any Affiliates, Associates or
-----
group of persons acting in concert with such person, shall acquire ten percent (10%) or more of the issued and outstanding stock of the Corporation entitled to vote for the election of directors ("Voting Stock") at any time, unless (a) such acquisition has been approved prior to its consummation by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding Voting Stock entitled to vote at a duly constituted meeting of shareholders called for such purpose, and (b) all federal and state regulatory approvals required under the Change in Bank Control Act of 1978 (the "Change in Control Act"), the Bank Holding Company Act of 1956 (the "Holding Company Act") and any similar Connecticut law (including but not limited to the Connecticut Bank Holding Company and Bank Acquisition Act) and in the manner provided by all applicable regulations of the Federal Deposit Insurance Corporation (the "FDIC"), the Federal Reserve Board (the "FRB") and the Connecticut Banking Commissioner have been obtained (or, as applicable, with

                                      37.

regard to each such agency, any required filings have not been disapproved within the applicable time period). Notwithstanding any provision of this Certificate of Incorporation, nothing in this Certificate shall be construed to restrict any authority of the Connecticut Banking Commissioner to authorize an acquisition as provided in the Connecticut Bank Holding Company and Bank Acquisition Act. The Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions.

     For a period of three (3) years from the effective date of the conversion of the Corporation's subsidiary, Mechanics Savings Bank (the "Bank"), from a mutual savings bank to a capital stock savings bank (the "Conversion") which three-year period shall expire on June 25, 1999, no person, acting singly or together with any affiliates, associates, or group of persons acting in concert with such person, shall directly or indirectly offer to acquire or acquire more than (i) five percent (5%) of the then outstanding Voting Stock of the Corporation without the prior written approval of the Board of Directors or (ii) ten percent (10%) of the then outstanding Voting Stock of the Corporation without the prior written approval of the Banking Commissioner of the State of Connecticut. For purposes of the preceding sentence, "person" shall not include any tax qualified employee benefit plan of the Bank or the Corporation.

     Moreover, no person may make an offer to acquire ten percent (10%) or more of the then outstanding Voting Stock of the Corporation unless such person has notified the Board of Directors of the Corporation in writing of its intention to do so and the Board of Directors has not, within fifteen (15) days after receipt of such notice, disapproved such offer before the offer is made, and obtained prior approval of the acquisition by the FDIC or the FRB and the Banking Commissioner (or, as applicable, with regard to each such agency, any required filings with such regulatory agency have been made in a timely fashion and the action or proposed action set forth therein has not been disapproved within applicable time period.).

     All shares of Voting Stock owned by any person violating the foregoing provisions of this Article Fourteenth shall be considered from and after the date of the acquisition by such Person to be "excess shares" to the extent such shares exceed ten percent (10%) of the Voting Stock issued and outstanding. Such excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action or be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, and the Board of Directors may cause such excess shares to be

                                      38.

transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds from such sale.

     The term "person" shall include any individual, group acting in concert, firm, corporation, partnership, association, joint stock company, trust, unincorporated organization thereof, syndicate, or other entity. When any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of the then outstanding voting stock of the Corporation without the prior written approval of said Commissioner as required by this Article Fourteenth, any voting stock beneficially owned by said person in excess of said ten percent (10%) shall not be counted as shares of voting stock entitled to notice, to vote or to take any other shareholder action and shall not be voted by any person or be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action. The term "group acting in concert" includes persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, trust, understanding, relationship, agreement, or other arrangement, whether written or otherwise. The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, a security or interest in a security for value.

      FIFTEENTH:  Considerations for Merger, Consolidation or Other Offers.  The
                  --------------------------------------------------------
Board of Directors of the Corporation, when evaluating any tender or exchange offer for stock of the Corporation, offer or proposal to merge or consolidate the Corporation with another institution, or an offer or proposal to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation (1) the long-term as well as the short-term interests of the Corporation, (2) the interests of the shareholders, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of the Corporation, (3) the interests of the Corporation's employees, customers, creditors and suppliers, and (4) community and societal considerations including those of any community in which any office or other facility of the Corporation is located. A director may also in his discretion consider any other factors he reasonably considers appropriate in determining what he reasonably believes to be in the best interests of the Corporation. A person who performs his duties in accordance with this

                                      39.

subsection shall be deemed to have no liability by reason of being or having been a director of the Corporation.

     SIXTEENTH:  Limitations on Certain Combination Transactions.
                 -----------------------------------------------

     1. All capitalized terms used in this Article Sixteenth not otherwise defined elsewhere in this Certificate of Incorporation are used as defined in
Section 4 of this Article Sixteenth, provided however, that capitalized terms defined in this Article Sixteenth and in Article Seventh or Article Thirteenth shall, for the purposes of this Article Sixteenth, be used as defined herein.

     2. In addition to, and without regard to any restrictions or limitations on Business Combinations, as defined in Article Seventh, the Corporation shall not engage in any Combination Transaction with an Interested Stockholder for a period of five years following such Interested Stockholder's Stock Acquisition Date unless (i) such Combination Transaction or (ii) the purchase of Stock by such Interested Stockholder on such Interested Stockholder's Stock Acquisition Date, is approved, prior to such Interested Stockholder's Stock Acquisition Date, by a resolution of the Board of Directors and by a majority of the Corporation's Directors who are not employees of the Corporation, of which there must be at least two.

     3. If a good faith proposal is made in writing to the Board of Directors regarding a proposed Combination Transaction, the Board of Directors shall respond, in writing, within forty-five days or such shorter period, if any, as may be required by the Exchange Act, setting forth its reasons for its decision regarding such proposal. If a good faith proposal to purchase Stock is made in writing to the Board of Directors, the Board of Directors shall be deemed to have disapproved such Stock purchase unless it responds affirmatively in writing within forty-five days or such shorter period, if any, as may be required by the Exchange Act.

     4.   For the purposes of this Article Sixteenth:

          A. "Affiliate" means a person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By, or is Under Common Control With, a specified person.

          B. "Announcement Date", when used in reference to any Combination Transaction means the date of the first public announcement of the final, definitive proposal for

                                      40.

     such Combination Transaction.

          C. "Associate", when used to indicate a relationship with any Person, means (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent or more of any class of Voting Stock, (ii) any trust or other estate in which such Person has at least a ten percent beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          D. "Beneficial Owner", when used with respect to any Voting Stock, means a Person:

               (i) that, individually or with or through any of its Affiliates or Associates, beneficially owns such Stock, directly or indirectly;

               (ii) that, individually or with or through any of its Affiliates or Associates, has (a) the right to acquire such Stock, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of a specified event, pursuant to any agreement, arrangement or understanding whether or not in writing, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, a Person shall not be deemed the Beneficial Owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; (b) the right to vote Stock pursuant to any agreement, arrangement or understanding whether or not in writing; provided, a Person shall not be deemed the Beneficial Owner of any Stock under this subparagraph if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act and is not then reportable on
          Schedule 13D under the Exchange Act or any comparable or successor report; or (c) the right to dispose of such Stock pursuant to any agreement, arrangement or understanding whether or not in writing; or

               (iii) that, individually or with or through

                                      41.

          any of its Affiliates or Associates, has any agreement, arrangement or understanding whether or not in writing for the purpose of acquiring, except pursuant to a tender or exchange offer until such tendered Stock is accepted for purchase or exchange described in subparagraph
          (ii)(a) of this subdivision, holding, voting, except voting pursuant to a revocable proxy or consent as described in subparagraph (ii)(b) of this subdivision, or disposing of such Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Stock.

          E. "Combination Transaction", when used in reference to the Corporation and any Interested Stockholder, means:

               (i) any merger or consolidation of the Corporation or any Subsidiary with or into (a) such Interested Stockholder or (b) any other corporation whether or not itself an Interested Stockholder which is, or after such merger or consolidation would be, an Affiliate or Associate of such Interested Stockholder;

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder of assets of the Corporation or any subsidiary
          (a) having an aggregate market value equal to ten percent or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Corporation, (b) having an aggregate market value equal to ten percent or more of the aggregate market value of all the outstanding Stock of the Corporation, or (c) representing ten percent or more of the earning power or net income, determined on a consolidated basis, of the Corporation, except pursuant to a dividend or distribution paid or made pro rata to the holders of all of the Corporation's Common Stock and to all holders of the Preferred Stock, if any, entitled to participate with the holders of the common stock in the receipt of such dividend or distribution;

               (iii) the issuance or transfer by the Corporation or any Subsidiary in one transaction or a series of transactions of any Stock of the

                                      42.

          Corporation or any Subsidiary which has an aggregate market value equal to five percent or more of the aggregate market value of all the outstanding Stock of the Corporation to such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, except (a) pursuant to a dividend or distribution paid or made pro rata to the holders of the Common Stock of the Corporation and to all holders of the Preferred Stock, if any, of the Corporation entitled to participate with the holders of Common Stock in the receipt of such dividend or distribution, or (b) pursuant to the exercise of warrants or rights to purchase Stock or pursuant to the conversion of convertible securities;

               (iv) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Corporation or any Subsidiary, or declarations or payments of dividends and distributions to the holders of the Stock of the Corporation in any twelve-month period having an aggregate market value of more than five percent of the aggregate market value of all assets, determined on the consolidated basis, of the Corporation as of the beginning of such twelve-month period, which plan or proposal is, or declarations or payments are, proposed by, or pursuant to any agreement, arrangement or understanding whether or not in writing with, such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, at any time following such Interested Stockholder's Stock Acquisition Date;

               (v) any reclassification of securities including, without limitation, any Stock split, Stock dividend or other distribution of Stock in respect of Stock or any reverse stock split, or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary, or any other transaction whether or not with or into or otherwise involving such Interested Stockholder, which reclassification, merger, consolidation or other transaction (a) has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Voting Stock or securities convertible into Voting Stock of the Corporation or any Subsidiary which is directly or indirectly owned by such Interested Stockholder or any

                                      43.

          Affiliate or Associate of such Interested Stockholder except as a result of immaterial changes due to fractional share adjustments, and
          (b) is proposed by, or pursuant to any agreement, arrangement or understanding whether or not in writing with, such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder at any time following such Interested Stockholder's Stock Acquisition Date; or

               (vi) any receipt by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder of the benefit, directly or indirectly, except proportionately as a shareholder of the Corporation, of any loans, advances, guarantees, pledges of other financial assistance or any tax credits or other tax advantages provided by or through the Corporation or any Subsidiary; provided, for purposes of subparagraphs (i), (ii) and (iii) of this subdivision, another corporation, which has entered into a definitive agreement or an agreement in principle or has an arrangement or understanding, whether formal or informal, in writing or not, with the Corporation or any Subsidiary providing for any of the transactions contemplated in subparagraphs (i), (ii) and (iii) of this subdivision between the Corporation or any Subsidiary and the other corporation or any subsidiary of the other corporation shall not be deemed to be an Associate of such Interested Stockholder solely by reason of the fact that, after the date of such definitive agreement or agreement in principle or arrangement or understanding or Announcement Date or disclosure of such transaction, whichever is earlier, such Interested Stockholder becomes, or after such transaction would become, directly or indirectly the Beneficial Owner of ten percent or more of any class of Voting Stock of the other corporation.

          F. "Control", including the terms "Controlling", "Controlled By" and "Under Common Control With", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. A Person's beneficial ownership of ten percent or more of the voting power of a corporation's outstanding Voting Stock shall create a presumption that such person has Control of such corporation. Notwithstanding the foregoing, a presumption of Control shall not apply where a person

                                      44.

     holds Voting Stock in good faith and not for the purpose of circumventing this Article Sixteenth, as an agent, bank, broker, nominee, custodian or trustee for one or more Beneficial Owners who do not individually or as a group have Control of such corporation.

          G. "Exchange Act" means the Act of Congress known as the Securities Exchange Act of 1934, as the same has been or hereafter may be amended from time to time.

          H. "Interested Stockholder" means any Person, other than the Corporation or any Subsidiary that: (i) is the Beneficial Owner, directly or indirectly of ten percent or more of the voting power of the outstanding Voting Stock of the Corporation or (ii) is an Affiliate or Associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding Voting Stock of the Corporation; provided, for the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock of the Corporation deemed to be outstanding shall include shares deemed to be beneficially owned by the Person but shall not include any other unissued shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, and provided further, that a Person shall not be an Interested Stockholder if such Person (a) inadvertently met the criteria set forth in (i) or (ii) above, and such Person (b) as soon as practicable, divests itself of a sufficient amount of Voting Stock of the Corporation so that such Person is no longer the Beneficial Owner, directly or indirectly, of ten percent or more of the outstanding Voting Stock of the Corporation, and (c) would not at any time within the five-year period preceding the Announcement Date with respect to such Combination Transaction have been an Interested Stockholder but for such inadvertent acquisition.

          I. "Person" means a natural person, company, partnership, foreign or domestic corporation, trust, unincorporated organization, government or any other entity or political subdivision, agency or instrumentality of a government. The term also includes two or more of the foregoing acting as a partnership, limited partnership, syndicate, joint venture or other formal or informal group for the purpose of acquiring, holding, voting or disposing of securities of an issuer.

                                      45.

          J.   "Stock" means:

               (i) any stock or similar security, any certificate of interest, any participation in any profit-sharing agreement, any voting trust certificate, or any certificate of deposit for stock; and

               (ii) any security convertible, with or without consideration into stock, or any warrant, call or other option or privilege of buying Stock without being bound to do so, or any other security carrying any right to acquire, subscribe to or purchase stock.

          K. "Stock Acquisition Date", with respect to any Person, means the date such Person first becomes an Interested Stockholder of the Corporation.

          L. "Subsidiary" of the Corporation means any other corporation of which Voting Stock having a majority of the voting power of the outstanding Voting Stock of such other corporation, is owned, directly or indirectly, by the Corporation.

          M. "Voting Stock" means shares of capital stock of a corporation entitled to vote generally in the election of directors.

     SEVENTEENTH:  Certain Amendments.  Notwithstanding the provisions of
                   ------------------
Article Eighteenth, the provisions set forth in this Article Seventeenth and in Articles Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth herein may not be repealed or amended in any respect and no article imposing cumulative voting in the election of Directors may be added, nor may any other provision be amended, adopted or repealed which would have the effect of modifying or permitting circumvention of such provisions or which would be inconsistent with such provisions, unless such action is approved by, in addition to any vote specified by law or the Bylaws or this Certificate of Incorporation (i) the affirmative vote of the holders of not less than sixty percent (60%) of the voting power of the issued and outstanding shares of the Corporation entitled to vote for the election of directors, and (ii) if there is an Interested Shareholder (as defined in Article Sixth) an Interested Securityholder (as defined in Article Thirteenth) or an Interested Stockholder (as defined in Article Sixteenth), the affirmative vote of not less than sixty percent (60%) of the voting power of the issued and outstanding shares of the Corporation entitled to vote for the

                                      46.

election of Directors held by shareholders other than the Interested Shareholder, Interested Securityholder, or Interested Stockholder, or two or more of the foregoing, as applicable.

      EIGHTEENTH:  Amendments.  Subject to the provisions of Article
                   ----------
Seventeenth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation.

     NINETEENTH:  Registered Agent.  The registered agent for the Corporation
                  ----------------
shall be Edgar C. Gerwig, having a business address of Mechanics Savings Bank, 100 Pearl Street, Hartford, Connecticut 06103 and having a residence of 19 Chelsea Lane, West Hartford, Connecticut 06119.

     The undersigned incorporator hereby declares, under the penalties of false statement, that the statements made in the foregoing Certificate are true.

     Dated at Hartford, Connecticut, this 20th day of November, 1997.


                                       MECHANICS SAVINGS BANK


                                       By: /s/ Edgar C. Gerwig
                                           -------------------
                                           Edgar C. Gerwig
                                           Chairman, President and Chief
                                           Executive Officer


     I, EDGAR C. GERWIG, hereby consent to my appointment as the registered agent of the Corporation and agree serve as such until duly removed or replaced.


                                       /s/ Edgar C. Gerwig
                                       -----------------------------------------
                                       Edgar C. Gerwig
                                       Registered Agent

                                      47.